Exhibit 99.1

INVESTOR RELATIONS: Caroline Rodda 212.810.3442	MEDIA RELATIONS: Brian Beades 212.810.5596

BlackRock Reports Second Quarter 2021 Diluted EPS of $8.92, or $10.03 as adjusted

New York, July 14, 2021  –  BlackRock, Inc. (NYSE: BLK) today reported financial results for the three and six months ended June 30, 2021.

$81 billion of quarterly total net inflows, driven by continued momentum across the platform, reflect a previously announced $58 billion low-fee institutional index outflow related to a single client

$63 billion of active net inflows, once again positive across all product types, including equity, fixed income, multi-asset and alternatives

32% increase in revenue year-over-year reflects significant market gains as well as strong organic growth, higher performance fees and 14% growth in technology services revenue

37% increase in operating income year-over-year

14% increase in diluted EPS (28% as adjusted) year-over-year also reflects lower nonoperating income and a higher effective tax rate in the current quarter

Consistent capital management with $300 million of quarterly share repurchases

Laurence D. Fink, Chairman and CEO:

“BlackRock’s comprehensive investment and technology platform continues to evolve ahead of our clients’ needs. Strong annualized organic base fee growth of 10% in the second quarter was driven by our top-performing active platform and industry-leading iShares ETF franchise. We also delivered 14% year-over-year growth in technology services revenue.

“Our longstanding approach to invest for the future positions our platform to better serve clients and generate more consistent organic growth. In sustainability, we are investing in products, data and analytics and technology to help investors capture the opportunity and manage the risks presented by sustainable factors. This is resonating with our clients and we generated $35 billion of sustainable net inflows in the quarter. Through our wealth and ETF businesses, we are driving the democratization of personalized portfolios at scale. And we are bringing together the breadth of our investment platform, portfolio construction expertise and Aladdin technology to serve clients’ whole portfolios in a way that no other asset manager can.

“Our commitment to helping more and more people experience financial well-being guides our long-term strategy and how we use our voice on behalf of our stakeholders. We will continue to invest and evolve so we can deliver value for our clients, employees, shareholders and the communities where we operate.”

FINANCIAL RESULTS

	Q2	Q2
(in millions, except per share data)	2021	2020
AUM	$9,495,993	$7,317,949
% change	30%
Average AUM	$9,317,092	$6,975,779
% change	34%
Total net flows	$80,960	$100,217

GAAP basis:
Revenue	$4,820	$3,648
% change	32%
Operating income	$1,931	$1,406
% change	37%
Operating margin	40.1%	38.5%
Net income(1)	$1,378	$1,214
% change	14%
Diluted EPS	$8.92	$7.85
% change	14%
Weighted-average diluted shares	154.4	154.7
% change	0%

As Adjusted:
Operating income(2)	$1,931	$1,406
% change	37%
Operating margin(2)	44.9%	43.7%
Net income(1) (2)	$1,549	$1,214
% change	28%
Diluted EPS(2)	$10.03	$7.85
% change	28%
(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	See notes (1) through (3) to the condensed consolidated statements of income and supplemental information on pages 11 and 12 for more information on as adjusted items and the reconciliation to GAAP.

NET FLOW HIGHLIGHTS

	Q2	YTD
(in billions)	2021	2021
Long-term net flows:	$60	$192

By region:

Americas	$2	$74
EMEA	61	100
APAC	(3)	18

By client type:

Retail:	$21	$58
US	10	33
International	11	25

ETFs:	$75	$144
Core equity	23	51
Strategic	39	57
Precision	13	36

Institutional:	$(37)	$(9)
Active	43	60
Index	(80)	(69)

Cash management net flows	$23	$63

Advisory net flows	$(2)	$(2)

Total net flows	$81	$253

BUSINESS RESULTS

					Q2 2021
			Q2 2021		Base fees(1)
			Base fees(1)	June 30, 2021	and securities
	Q2 2021	June 30, 2021	and securities	AUM	lending revenue
(in millions), (unaudited)	Net flows	AUM	lending revenue	% of Total	% of Total
RESULTS BY CLIENT TYPE
Retail	$21,386	$995,483	$1,231	10%	34%
ETFs	75,147	3,031,505	1,505	32%	40%
Institutional:
Active	43,469	1,624,049	657	17%	17%
Index	(80,298)	3,097,073	273	33%	7%
Total institutional	(36,829)	4,721,122	930	50%	24%
Long-term	59,704	8,748,110	3,666	92%	98%
Cash management	23,339	727,603	91	8%	2%
Advisory(2)	(2,083)	20,280	-	-	-
Total	$80,960	$9,495,993	$3,757	100%	100%

RESULTS BY INVESTMENT STYLE
Active	$62,750	$2,446,632	$1,842	26%	49%
Index and ETFs	(3,046)	6,301,478	1,824	66%	49%
Long-term	59,704	8,748,110	3,666	92%	98%
Cash management	23,339	727,603	91	8%	2%
Advisory(2)	(2,083)	20,280	-	-	-
Total	$80,960	$9,495,993	$3,757	100%	100%

RESULTS BY PRODUCT TYPE
Equity	$(26,453)	$5,034,391	$1,995	52%	54%
Fixed income	41,290	2,712,165	955	29%	25%
Multi-asset	36,137	748,770	344	8%	9%
Alternatives	8,730	252,784	372	3%	10%
Long-term	59,704	8,748,110	3,666	92%	98%
Cash management	23,339	727,603	91	8%	2%
Advisory(2)	(2,083)	20,280	-	-	-
Total	$80,960	$9,495,993	$3,757	100%	100%

(1)	Base fees include investment advisory and administration fees.
(2)

Approximately $2.2 billion of ETFs AUM held in advisory accounts associated with the Federal Reserve Bank of New York (“FRBNY”) assignment as of June 30, 2021 (disclosed via FRBNY reporting as of July 13, 2021) are included within ETF AUM or Fixed Income AUM above. These holdings are excluded from Advisory AUM.

INVESTMENT PERFORMANCE AT June 30, 2021(1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	81%	84%	93%
Tax-exempt	77%	65%	79%
Index AUM within or above applicable tolerance	83%	93%	94%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	50%	84%	87%
Systematic	69%	60%	97%
Index AUM within or above applicable tolerance	94%	97%	98%

(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 13 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, President, Robert S. Kapito, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Wednesday, July 14, 2021 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 6479566). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 11:30 a.m. (Eastern Time) on Wednesday, July 14, 2021 and ending at midnight on Wednesday, July 28, 2021. To access the replay of the teleconference, callers from the United States should dial (855) 859-2056 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 6479566. To access the webcast, please visit the investor relations section of www.blackrock.com.

ABOUT BLACKROCK

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate | Twitter: @blackrock | LinkedIn: www.linkedin.com/company/blackrock.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	June 30,				March 31,
	2021	2020	Change		2021	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$3,617	$2,756	$861		$3,465	$152
Securities lending revenue	140	210	(70)		127	13
Total Investment advisory, administration fees and securities lending revenue	3,757	2,966	791		3,592	165
Investment advisory performance fees	340	112	228		129	211
Technology services revenue	316	278	38		306	10
Distribution fees	369	253	116		340	29
Advisory and other revenue	38	39	(1)		31	7
Total revenue	4,820	3,648	1,172		4,398	422

Expense
Employee compensation and benefits	1,548	1,152	396		1,409	139
Distribution and servicing costs	523	429	94		505	18
Direct fund expense	320	246	74		320	-
General and administration expense	461	388	73		585	(124)
Amortization of intangible assets	37	27	10		34	3
Total expense	2,889	2,242	647		2,853	36

Operating income	1,931	1,406	525		1,545	386

Nonoperating income (expense)
Net gain (loss) on investments	314	398	(84)		82	232
Interest and dividend income	8	10	(2)		19	(11)
Interest expense	(52)	(51)	(1)		(55)	3
Total nonoperating income (expense)	270	357	(87)		46	224

Income before income taxes	2,201	1,763	438		1,591	610
Income tax expense	654	361	293		318	336
Net income	1,547	1,402	145		1,273	274
Less:
Net income (loss) attributable to noncontrolling interests	169	188	(19)		74	95
Net income attributable to BlackRock, Inc.	$1,378	$1,214	$164		$1,199	$179

Weighted-average common shares outstanding
Basic	152,443,039	153,732,878	(1,289,839)		152,567,453	(124,414)
Diluted	154,417,581	154,712,032	(294,451)		154,301,812	115,769
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$9.04	$7.90	$1.14		$7.86	$1.18
Diluted	$8.92	$7.85	$1.07		$7.77	$1.15
Cash dividends declared and paid per share	$4.13	$3.63	$0.50		$4.13	$-

Supplemental information:

AUM (end of period)	$9,495,993	$7,317,949	$2,178,044		$9,007,411	$488,582
Shares outstanding (end of period)	152,298,784	152,460,239	(161,455)		152,635,930	(337,146)
GAAP:
Operating margin	40.1%	38.5%	160	bps	35.1%	500	bps
Effective tax rate	32.2%	22.9%	930	bps	20.9%	1,130	bps
As adjusted:
Operating income (1)	$1,931	$1,406	$525		$1,545	$386
Operating margin (1)	44.9%	43.7%	120	bps	44.4%	50	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$101	$169	$(68)		$(28)	$129
Net income attributable to BlackRock, Inc. (3)	$1,549	$1,214	$335		$1,199	$350
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$10.03	$7.85	$2.18		$7.77	$2.26
Effective tax rate	23.8%	22.9%	90	bps	20.9%	290	bps

See pages 11-12 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Six Months Ended
	June 30,
	2021	2020	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$7,082	$5,653	$1,429
Securities lending revenue	267	368	(101)
Total Investment advisory, administration fees and securities lending revenue	7,349	6,021	1,328
Investment advisory performance fees	469	153	316
Technology services revenue	622	552	70
Distribution fees	709	529	180
Advisory and other revenue	69	103	(34)
Total revenue	9,218	7,358	1,860

Expense
Employee compensation and benefits	2,957	2,289	668
Distribution and servicing costs	1,028	874	154
Direct fund expense	640	523	117
General and administration expense	1,046	1,530	(484)
Amortization of intangible assets	71	52	19
Total expense	5,742	5,268	474

Operating income	3,476	2,090	1,386

Nonoperating income (expense)
Net gain (loss) on investments	396	358	38
Interest and dividend income	27	25	2
Interest expense	(107)	(97)	(10)
Total nonoperating income (expense)	316	286	30

Income before income taxes	3,792	2,376	1,416
Income tax expense	972	347	625
Net income	2,820	2,029	791
Less:
Net income (loss) attributable to noncontrolling interests	243	9	234
Net income attributable to BlackRock, Inc.	$2,577	$2,020	$557

Weighted-average common shares outstanding
Basic	152,504,902	154,488,079	(1,983,177)
Diluted	154,359,353	155,556,187	(1,196,834)
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$16.90	$13.08	$3.82
Diluted	$16.69	$12.99	$3.70
Cash dividends declared and paid per share	$8.26	$7.26	$1.00

Supplemental information:

AUM (end of period)	$9,495,993	$7,317,949	$2,178,044
Shares outstanding (end of period)	152,298,784	152,460,239	(161,455)
GAAP:
Operating margin	37.7%	28.4%	930	bps
Effective tax rate	27.4%	14.7%	1,270	bps
As adjusted:
Operating income (1)	$3,476	$2,679	$797
Operating margin (1)	44.7%	42.7%	200	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$73	$155	$(82)
Net income attributable to BlackRock, Inc. (3)	$2,748	$2,246	$502
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$17.80	$14.44	$3.36
Effective tax rate	22.6%	20.7%	190	bps

See pages 11-12 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type
		Net
	March 31,	inflows	Market		June 30,
	2021	(outflows)	change	FX impact (1)	2021	Average AUM(2)
Retail:
Equity	$407,715	$9,866	$28,643	$103	$446,327	$431,075
Fixed income	349,640	6,689	2,480	671	359,480	355,500
Multi-asset	139,115	879	7,161	73	147,228	144,138
Alternatives	37,707	3,952	748	41	42,448	40,310
Retail subtotal	934,177	21,386	39,032	888	995,483	971,023
ETFs:
Equity	2,077,818	51,376	126,762	1,872	2,257,828	2,186,497
Fixed income	667,829	21,710	9,639	831	700,009	686,205
Multi-asset	6,958	379	310	16	7,663	7,359
Alternatives	60,919	1,682	3,380	24	66,005	65,379
ETFs subtotal	2,813,524	75,147	140,091	2,743	3,031,505	2,945,440
Institutional:
Active:
Equity	176,081	(3,958)	11,876	175	184,174	181,046
Fixed income	692,474	9,058	14,558	581	716,671	706,642
Multi-asset	522,220	35,148	26,086	1,128	584,582	549,152
Alternatives	133,655	3,221	1,708	38	138,622	136,351
Active subtotal	1,524,430	43,469	54,228	1,922	1,624,049	1,573,191
Index:
Equity	2,084,167	(83,737)	143,764	1,868	2,146,062	2,127,456
Fixed income	910,517	3,833	21,230	425	936,005	931,252
Multi-asset	9,079	(269)	500	(13)	9,297	9,193
Alternatives	5,387	(125)	451	(4)	5,709	5,671
Index subtotal	3,009,150	(80,298)	165,945	2,276	3,097,073	3,073,572
Institutional subtotal	4,533,580	(36,829)	220,173	4,198	4,721,122	4,646,763
Long-term	8,281,281	59,704	399,296	7,829	8,748,110	8,563,226
Cash management	703,916	23,339	(84)	432	727,603	732,270
Advisory(3)	22,214	(2,083)	141	8	20,280	21,596
Total	$9,007,411	$80,960	$399,353	$8,269	$9,495,993	$9,317,092
Current Quarter Component Changes by Investment Style and Product Type (Long-Term)
		Net
	March 31,	inflows	Market		June 30,
	2021	(outflows)	change	FX impact (1)	2021	Average AUM(2)
Active:
Equity	$443,780	$4,182	$31,012	$266	$479,240	$465,115
Fixed income	1,021,168	15,370	16,743	1,236	1,054,517	1,040,682
Multi-asset	661,333	36,026	33,246	1,201	731,806	693,285
Alternatives	171,361	7,172	2,457	79	181,069	176,660
Active subtotal	2,297,642	62,750	83,458	2,782	2,446,632	2,375,742
Index and ETFs:
ETFs:
Equity	2,077,818	51,376	126,762	1,872	2,257,828	2,186,497
Fixed income	667,829	21,710	9,639	831	700,009	686,205
Multi-asset	6,958	379	310	16	7,663	7,359
Alternatives	60,919	1,682	3,380	24	66,005	65,379
ETFs subtotal	2,813,524	75,147	140,091	2,743	3,031,505	2,945,440
Non-ETF Index:
Equity	2,224,183	(82,011)	153,271	1,880	2,297,323	2,274,462
Fixed income	931,463	4,210	21,525	441	957,639	952,712
Multi-asset	9,081	(268)	501	(13)	9,301	9,198
Alternatives	5,388	(124)	450	(4)	5,710	5,672
Non-ETF Index subtotal	3,170,115	(78,193)	175,747	2,304	3,269,973	3,242,044
Index and ETFs subtotal	5,983,639	(3,046)	315,838	5,047	6,301,478	6,187,484
Long-term	$8,281,281	$59,704	$399,296	$7,829	$8,748,110	$8,563,226
Current Quarter Component Changes by Product Type (Long-Term)
		Net
	March 31,	inflows	Market		June 30,
	2021	(outflows)	change	FX impact (1)	2021	Average AUM(2)
Equity	$4,745,781	$(26,453)	$311,045	$4,018	$5,034,391	$4,926,074
Fixed income	2,620,460	41,290	47,907	2,508	2,712,165	2,679,599
Multi-asset	677,372	36,137	34,057	1,204	748,770	709,842
Alternatives:
Illiquid alternatives	92,207	3,347	352	55	95,961	94,238
Liquid alternatives	76,266	3,319	1,945	30	81,560	79,138
Currency and commodities(4)	69,195	2,064	3,990	14	75,263	74,335
Alternatives subtotal	237,668	8,730	6,287	99	252,784	247,711
Long-term	$8,281,281	$59,704	$399,296	$7,829	$8,748,110	$8,563,226

(1)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)

Advisory AUM represents mandates linked to purchases and disposition of assets and portfolios on behalf of official institutions and long-term portfolio liquidation assignments. Approximately $2.2 billion of ETFs AUM held in advisory accounts associated with the FRBNY assignment as of June 30, 2021 (disclosed via FRBNY reporting as of July 13, 2021) are included within Fixed Income ETFs AUM or Fixed Income AUM above. These holdings are excluded from Advisory AUM in the first table above.

(4)	Amounts include commodity ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-to-Date Component Changes by Client Type and Product Type
		Net
	December 31,	inflows		Market		June 30,
	2020	(outflows)	Acquisition(1)	change	FX impact(2)	2021	Average AUM(3)
Retail:
Equity	$338,434	$24,199	$41,324	$43,286	$(916)	$446,327	$401,271
Fixed income	340,468	21,486	-	(1,300)	(1,174)	359,480	350,847
Multi-asset	132,624	4,874	-	9,837	(107)	147,228	139,864
Alternatives	34,391	7,337	-	787	(67)	42,448	38,207
Retail subtotal	845,917	57,896	41,324	52,610	(2,264)	995,483	930,189
ETFs:
Equity	1,905,101	117,798	-	238,644	(3,715)	2,257,828	2,080,914
Fixed income	690,033	23,315	-	(11,332)	(2,007)	700,009	685,500
Multi-asset	6,268	945	-	420	30	7,663	6,948
Alternatives	67,605	1,578	-	(3,151)	(27)	66,005	66,467
ETFs subtotal	2,669,007	143,636	-	224,581	(5,719)	3,031,505	2,839,829
Institutional:
Active:
Equity	169,522	(3,491)	-	18,964	(821)	184,174	176,544
Fixed income	716,269	11,322	-	(7,836)	(3,084)	716,671	707,256
Multi-asset	511,242	43,631	-	32,733	(3,024)	584,582	532,983
Alternatives	127,429	8,540	-	3,124	(471)	138,622	133,087
Active subtotal	1,524,462	60,002	-	46,985	(7,400)	1,624,049	1,549,870
Index:
Equity	2,006,749	(115,099)	-	264,295	(9,883)	2,146,062	2,076,052
Fixed income	927,718	46,006	-	(25,587)	(12,132)	936,005	925,527
Multi-asset	8,599	439	-	499	(240)	9,297	8,872
Alternatives	5,617	(538)	-	685	(55)	5,709	5,619
Index subtotal	2,948,683	(69,192)	-	239,892	(22,310)	3,097,073	3,016,070
Institutional subtotal	4,473,145	(9,190)	-	286,877	(29,710)	4,721,122	4,565,940
Long-term	7,988,069	192,342	41,324	564,068	(37,693)	8,748,110	8,335,958
Cash management	666,252	62,529	-	(211)	(967)	727,603	697,856
Advisory(4)	22,359	(2,269)	-	176	14	20,280	21,952
Total	$8,676,680	$252,602	$41,324	$564,033	$(38,646)	$9,495,993	$9,055,766
Year-to-Date Component Changes by Investment Style and Product Type (Long-Term)
		Net
	December 31,	inflows		Market		June 30,
	2020	(outflows)	Acquisition(1)	change	FX impact(2)	2021	Average AUM(3)
Active:
Equity	$410,189	$25,202	$-	$45,605	$(1,756)	$479,240	$445,721
Fixed income	1,035,015	32,122	-	(8,317)	(4,303)	1,054,517	1,036,594
Multi-asset	643,864	48,504	-	42,569	(3,131)	731,806	672,842
Alternatives	161,819	15,876	-	3,912	(538)	181,069	171,293
Active subtotal	2,250,887	121,704	-	83,769	(9,728)	2,446,632	2,326,450
Index and ETFs:
ETFs:
Equity	1,905,101	117,798	-	238,644	(3,715)	2,257,828	2,080,914
Fixed income	690,033	23,315	-	(11,332)	(2,007)	700,009	685,500
Multi-asset	6,268	945	-	420	30	7,663	6,948
Alternatives	67,605	1,578	-	(3,151)	(27)	66,005	66,467
ETFs subtotal	2,669,007	143,636	-	224,581	(5,719)	3,031,505	2,839,829
Non-ETF Index:
Equity	2,104,516	(119,593)	41,324	280,940	(9,864)	2,297,323	2,208,146
Fixed income	949,440	46,692	-	(26,406)	(12,087)	957,639	947,036
Multi-asset	8,601	440	-	500	(240)	9,301	8,877
Alternatives	5,618	(537)	-	684	(55)	5,710	5,620
Non-ETF Index subtotal	3,068,175	(72,998)	41,324	255,718	(22,246)	3,269,973	3,169,679
Index and ETFs subtotal	5,737,182	70,638	41,324	480,299	(27,965)	6,301,478	6,009,508
Long-term	$7,988,069	$192,342	$41,324	$564,068	$(37,693)	$8,748,110	$8,335,958
Year-to-Date Component Changes by Product Type (Long-Term)
		Net
	December 31,	inflows		Market		June 30,
	2020	(outflows)	Acquisition(1)	change	FX impact(2)	2021	Average AUM(3)
Equity	$4,419,806	$23,407	$41,324	$565,189	$(15,335)	$5,034,391	$4,734,781
Fixed income	2,674,488	102,129	-	(46,055)	(18,397)	2,712,165	2,669,130
Multi-asset	658,733	49,889	-	43,489	(3,341)	748,770	688,667
Alternatives:
Illiquid alternatives	85,770	9,572	-	952	(333)	95,961	90,987
Liquid alternatives	73,218	5,673	-	2,736	(67)	81,560	77,169
Currency and commodities(5)	76,054	1,672	-	(2,243)	(220)	75,263	75,224
Alternatives subtotal	235,042	16,917	-	1,445	(620)	252,784	243,380
Long-term	$7,988,069	$192,342	$41,324	$564,068	$(37,693)	$8,748,110	$8,335,958

(1)	Amounts include AUM attributable to the acquisition of Aperio Group, LLC on February 1, 2021 (the “Aperio Transaction”).
(2)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing seven months.
(4)

Advisory AUM represents mandates linked to purchases and disposition of assets and portfolios on behalf of official institutions and long-term portfolio liquidation assignments. Approximately $2.2 billion of ETFs AUM held in advisory accounts associated with the FRBNY assignment as of June 30, 2021 (disclosed via FRBNY reporting as of July 13, 2021) are included within Fixed Income ETFs AUM or Fixed Income AUM above. These holdings are excluded from Advisory AUM in the first table above.

(5)	Amounts include commodity ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product Type
		Net
	June 30,	inflows		Market		June 30,
	2020	(outflows)	Acquisition(1)	change	FX impact(2)	2021	Average AUM(3)
Retail:
Equity	$254,104	$47,302	$41,324	$97,009	$6,588	$446,327	$345,277
Fixed income	301,160	44,028	-	9,401	4,891	359,480	334,847
Multi-asset	111,934	9,296	-	25,148	850	147,228	130,418
Alternatives	27,956	12,141	-	1,923	428	42,448	34,768
Retail subtotal	695,154	112,767	41,324	133,481	12,757	995,483	845,310
ETFs:
Equity	1,470,314	197,907	-	578,981	10,626	2,257,828	1,858,812
Fixed income	634,098	56,540	-	2,637	6,734	700,009	675,322
Multi-asset	5,074	1,516	-	997	76	7,663	6,250
Alternatives	53,111	7,760	-	5,006	128	66,005	65,259
ETFs subtotal	2,162,597	263,723	-	587,621	17,564	3,031,505	2,605,643
Institutional:
Active:
Equity	133,932	(2,308)	-	49,350	3,200	184,174	163,639
Fixed income	666,693	26,849	-	14,142	8,987	716,671	698,882
Multi-asset	426,553	52,413	-	93,379	12,237	584,582	499,070
Alternatives	114,432	14,021	-	7,477	2,692	138,622	126,717
Active subtotal	1,341,610	90,975	-	164,348	27,116	1,624,049	1,488,308
Index:
Equity	1,660,875	(169,247)	-	623,656	30,778	2,146,062	1,937,458
Fixed income	809,141	107,780	-	(19,713)	38,797	936,005	894,457
Multi-asset	7,801	242	-	1,296	(42)	9,297	8,576
Alternatives	4,519	(94)	-	1,176	108	5,709	5,244
Index subtotal	2,482,336	(61,319)	-	606,415	69,641	3,097,073	2,845,735
Institutional subtotal	3,823,946	29,656	-	770,763	96,757	4,721,122	4,334,043
Long-term	6,681,697	406,146	41,324	1,491,865	127,078	8,748,110	7,784,996
Cash management	619,351	99,239	-	(157)	9,170	727,603	673,619
Advisory(4)	16,901	2,853	-	479	47	20,280	20,975
Total	$7,317,949	$508,238	$41,324	$1,492,187	$136,295	$9,495,993	$8,479,590
Year-over-Year Component Changes by Investment Style and Product Type (Long-Term)
		Net
	June 30,	inflows		Market		June 30,
	2020	(outflows)	Acquisition(1)	change	FX impact(2)	2021	Average AUM(3)
Active:
Equity	$312,809	$43,888	$-	$116,600	$5,943	$479,240	$400,020
Fixed income	950,143	68,072	-	23,910	12,392	1,054,517	1,013,129
Multi-asset	538,489	61,704	-	118,526	13,087	731,806	629,486
Alternatives	142,387	26,160	-	9,402	3,120	181,069	161,484
Active subtotal	1,943,828	199,824	-	268,438	34,542	2,446,632	2,204,119
Index and ETFs:
ETFs:
Equity	1,470,314	197,907	-	578,981	10,626	2,257,828	1,858,812
Fixed income	634,098	56,540	-	2,637	6,734	700,009	675,322
Multi-asset	5,074	1,516	-	997	76	7,663	6,250
Alternatives	53,111	7,760	-	5,006	128	66,005	65,259
ETFs subtotal	2,162,597	263,723	-	587,621	17,564	3,031,505	2,605,643
Non-ETF Index:
Equity	1,736,102	(168,141)	41,324	653,415	34,623	2,297,323	2,046,354
Fixed income	826,851	110,585	-	(20,080)	40,283	957,639	915,057
Multi-asset	7,799	247	-	1,297	(42)	9,301	8,578
Alternatives	4,520	(92)	-	1,174	108	5,710	5,245
Non-ETF Index subtotal	2,575,272	(57,401)	41,324	635,806	74,972	3,269,973	2,975,234
Index and ETFs subtotal	4,737,869	206,322	41,324	1,223,427	92,536	6,301,478	5,580,877
Long-term	$6,681,697	$406,146	$41,324	$1,491,865	$127,078	$8,748,110	$7,784,996
Year-over-Year Component Changes by Product Type (Long-Term)
		Net
	June 30,	inflows		Market		June 30,
	2020	(outflows)	Acquisition(1)	change	FX impact(2)	2021	Average AUM(3)
Equity	$3,519,225	$73,654	$41,324	$1,348,996	$51,192	$5,034,391	$4,305,186
Fixed income	2,411,092	235,197	-	6,467	59,409	2,712,165	2,603,508
Multi-asset	551,362	63,467	-	120,820	13,121	748,770	644,314
Alternatives:
Illiquid alternatives	76,607	16,303	-	1,570	1,481	95,961	85,690
Liquid alternatives	63,120	9,262	-	7,496	1,682	81,560	72,848
Currency and commodities(5)	60,291	8,263	-	6,516	193	75,263	73,450
Alternatives subtotal	200,018	33,828	-	15,582	3,356	252,784	231,988
Long-term	$6,681,697	$406,146	$41,324	$1,491,865	$127,078	$8,748,110	$7,784,996

(1)	Amounts include AUM attributable to the Aperio Transaction.
(2)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(4)

Advisory AUM represents mandates linked to purchases and disposition of assets and portfolios on behalf of official institutions and long-term portfolio liquidation assignments. Approximately $2.2 billion of ETFs AUM held in advisory accounts associated with the FRBNY assignment as of June 30, 2021 (disclosed via FRBNY reporting as of July 13, 2021) are included within Fixed Income ETFs AUM or Fixed Income AUM above. These holdings are excluded from Advisory AUM in the first table above.

(5)	Amounts include commodity ETFs.

SUMMARY OF REVENUE

	Three Months			Three Months		Six Months
	Ended			Ended		Ended
	June 30,			March 31,		June 30,
(in millions), (unaudited)	2021	2020	Change	2021	Change	2021	2020	Change
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$641	$381	$260	$576	$65	$1,217	$779	$438
ETFs	1,156	792	364	1,068	88	2,224	1,671	553
Non-ETF Index	198	178	20	176	22	374	341	33
Equity subtotal	1,995	1,351	644	1,820	175	3,815	2,791	1,024
Fixed income:
Active	545	464	81	525	20	1,070	945	125
ETFs	294	261	33	295	(1)	589	520	69
Non-ETF Index	116	129	(13)	113	3	229	241	(12)
Fixed income subtotal	955	854	101	933	22	1,888	1,706	182
Multi-asset	344	270	74	328	16	672	563	109
Alternatives:
Illiquid alternatives	167	128	39	168	(1)	335	276	59
Liquid alternatives	150	117	33	147	3	297	229	68
Currency and commodities	55	35	20	53	2	108	67	41
Alternatives subtotal	372	280	92	368	4	740	572	168
Long-term	3,666	2,755	911	3,449	217	7,115	5,632	1,483
Cash management	91	211	(120)	143	(52)	234	389	(155)
Total investment advisory, administration fees and securities lending revenue	3,757	2,966	791	3,592	165	7,349	6,021	1,328
Investment advisory performance fees:
Equity	36	23	13	26	10	62	25	37
Fixed income	15	2	13	14	1	29	4	25
Multi-asset	9	2	7	8	1	17	3	14
Alternatives:
Illiquid alternatives	90	32	58	7	83	97	49	48
Liquid alternatives	190	53	137	74	116	264	72	192
Alternatives subtotal	280	85	195	81	199	361	121	240
Total performance fees	340	112	228	129	211	469	153	316
Technology services revenue	316	278	38	306	10	622	552	70
Distribution fees:
Retrocessions	264	162	102	238	26	502	331	171
12b-1 fees (US mutual fund distribution fees)	87	78	9	85	2	172	169	3
Other	18	13	5	17	1	35	29	6
Total distribution fees	369	253	116	340	29	709	529	180
Advisory and other revenue:
Advisory	9	17	(8)	15	(6)	24	34	(10)
Other	29	22	7	16	13	45	69	(24)
Total advisory and other revenue	38	39	(1)	31	7	69	103	(34)
Total revenue	$4,820	$3,648	$1,172	$4,398	$422	$9,218	$7,358	$1,860

Highlights

•

Investment advisory, administration fees and securities lending revenue increased $791 million from the second quarter of 2020, primarily driven by the positive impact of market beta and foreign exchange movements on average AUM and strong organic base fee growth, partially offset by the impact of yield-related fee waivers on certain money market funds and strategic pricing changes to certain products, and lower securities lending revenue. Securities lending revenue of $140 million decreased from $210 million in the second quarter of 2020, primarily reflecting lower spreads, partially offset by higher average balances of securities on loan.

Investment advisory, administration fees and securities lending revenue increased $165 million from the first quarter of 2021, primarily driven by organic growth, the positive impact of market beta and foreign exchange movements on average AUM, and the effect of one additional day in the quarter, partially offset by higher yield-related fee waivers on certain money market funds. Securities lending revenue of $140 million increased from $127 million in the first quarter of 2021.

•

Performance fees increased $228 million from the second quarter of 2020 and $211 million from the first quarter of 2021, primarily reflecting higher revenue from liquid and illiquid alternative products.

•

Technology services revenue increased $38 million from the second quarter of 2020, primarily reflecting higher revenue from Aladdin®. Technology services annual contract value(1) (“ACV”) increased 16% from the second quarter of 2020.

(1)

ACV represents forward-looking recurring subscription fees under client contracts for the next twelve months at the end of a respective quarter, assuming all client contracts that come up for renewal are renewed. ACV excludes nonrecurring fees such as implementation and consulting fees. See note (4) in the supplemental information on page 12 for more information on ACV.

SUMMARY OF OPERATING EXPENSE

	Three Months			Three Months		Six Months
	Ended			Ended		Ended
	June 30,			March 31,		June 30,
(in millions), (unaudited)	2021	2020	Change	2021	Change	2021	2020	Change
Operating expense
Employee compensation and benefits	$1,548	$1,152	$396	$1,409	$139	$2,957	$2,289	$668
Distribution and servicing costs:
Retrocessions	264	162	102	238	26	502	331	171
12b-1 costs	85	75	10	83	2	168	164	4
Other	174	192	(18)	184	(10)	358	379	(21)
Total distribution and servicing costs	523	429	94	505	18	1,028	874	154
Direct fund expense	320	246	74	320	-	640	523	117
General and administration expense:
Marketing and promotional	53	39	14	35	18	88	108	(20)
Occupancy and office related	80	80	-	79	1	159	158	1
Portfolio services	87	65	22	87	-	174	130	44
Technology	129	92	37	104	25	233	180	53
Professional services	41	41	-	39	2	80	85	(5)
Communications	11	14	(3)	11	-	22	26	(4)
Foreign exchange remeasurement	(2)	1	(3)	4	(6)	2	6	(4)
Contingent consideration fair value adjustments	1	(2)	3	3	(2)	4	23	(19)
Product launch costs	-	-	-	178	(178)	178	84	94
Charitable Contribution	-	-	-	-	-	-	589	(589)
Other general and administration	61	58	3	45	16	106	141	(35)
Total general and administration expense	461	388	73	585	(124)	1,046	1,530	(484)
Amortization of intangible assets	37	27	10	34	3	71	52	19
Total operating expense	$2,889	$2,242	$647	$2,853	$36	$5,742	$5,268	$474

Highlights

•

Employee compensation and benefits expense increased $396 million from the second quarter of 2020, primarily reflecting higher incentive compensation, driven by higher operating income and performance fees, and higher deferred compensation, reflecting the impact of additional grants associated with prior-year compensation and certain previous acquisition-related compensation arrangements.

Employee compensation and benefits expense increased $139 million from the first quarter of 2021, primarily reflecting higher incentive compensation, driven in part by higher performance fees, partially offset by lower seasonal payroll taxes in the current quarter.

•	Direct fund expense increased $74 million from the second quarter of 2020, primarily reflecting higher average AUM.
•	General and administration expense increased $73 million from the second quarter of 2020, largely driven by higher technology, portfolio services, and marketing and promotional expense.

General and administration expense decreased $124 million from the first quarter of 2021, primarily driven by $178 million of product launch costs incurred in the first quarter of 2021, partially offset by higher technology and marketing and promotional expense.

•	Amortization of intangible assets expense increased $10 million from the second quarter of 2020, primarily reflecting amortization of intangible assets related to the Aperio Transaction.

SUMMARY OF NONOPERATING INCOME (expense), less net income (loss) attributable TO noncontrolling interests

	Three Months			Three Months		Six Months
	Ended			Ended		Ended
	June 30,			March 31,		June 30,
(in millions), (unaudited)	2021	2020	Change	2021	Change	2021	2020	Change
Nonoperating income (expense), GAAP basis	$270	$357	$(87)	$46	$224	$316	$286	$30
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	169	188	(19)	74	95	243	9	234
Nonoperating income (expense)(1)	$101	$169	$(68)	$(28)	$129	$73	$277	$(204)

	Three Months			Three Months		Six Months
	Ended			Ended		Ended
	June 30,			March 31,		June 30,
(in millions), (unaudited)	2021	2020	Change	2021	Change	2021	2020	Change
Net gain (loss) on investments(1)
Private equity	$66	$8	$58	$22	$44	$88	$(10)	$98
Real assets	3	-	3	3	-	6	5	1
Other alternatives(2)	17	21	(4)	13	4	30	(4)	34
Other investments(3)	48	130	(82)	(3)	51	45	(20)	65
Subtotal	134	159	(25)	35	99	169	(29)	198
Gain related to the Charitable Contribution	-	-	-	-	-	-	122	(122)
Other gains (losses)(4)	11	51	(40)	(27)	38	(16)	256	(272)
Total net gain (loss) on investments(1)	145	210	(65)	8	137	153	349	(196)
Interest and dividend income	8	10	(2)	19	(11)	27	25	2
Interest expense	(52)	(51)	(1)	(55)	3	(107)	(97)	(10)
Net interest expense	(44)	(41)	(3)	(36)	(8)	(80)	(72)	(8)
Nonoperating income (expense)(1)	$101	$169	$(68)	$(28)	$129	$73	$277	$(204)

(1)

Net of net income (loss) attributable to NCI. Management believes nonoperating income (expense), as adjusted, is an effective measure for reviewing BlackRock’s nonoperating results, which ultimately impacts BlackRock’s book value. For more information on as adjusted items and the reconciliation to GAAP see note (2) to the condensed consolidated statements of income and supplemental information on pages 11 and 12.

(2)	Amounts primarily include net gains (losses) related to direct hedge fund strategies and hedge fund solutions.
(3)	Amounts primarily include net gains (losses) related to unhedged equity, fixed income and multi-asset investments.
(4)

The amount for the six months ended June 30, 2020 includes a nonoperating pre-tax gain of approximately $240 million in connection with a recapitalization of iCapital Network, Inc. Additional amounts include noncash pre-tax gains (losses) related to the revaluation of certain other corporate minority investments.

INCOME TAX EXPENSE

	Three Months				Three Months			Six Months
	Ended				Ended			Ended
	June 30,				March 31,			June 30,
(in millions), (unaudited)	2021	2020	Change		2021	Change		2021	2020	Change
Income tax expense	$654	$361	$293		$318	$336		$972	$347	$625
Effective tax rate	32.2%	22.9%	930	bps	20.9%	1,130	bps	27.4%	14.7%	1,270	bps

Highlights

•

Second quarter 2021 tax expense included $171 million of noncash net expense related to the revaluation of certain deferred tax assets and liabilities as a result of legislation enacted in the United Kingdom increasing its corporate tax rate.

•	First quarter 2021 income tax expense included $39 million of discrete tax benefit related to stock-based compensation awards that vested in the first quarter of 2021.

RECONCILIATION OF US GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(in millions), (unaudited)	2021	2020	2021	2021	2020
Operating income, GAAP basis	$1,931	$1,406	$1,545	$3,476	$2,090
Non-GAAP expense adjustment:
Charitable Contribution	-	-	-	-	589
Operating income, as adjusted (1)	1,931	1,406	1,545	3,476	2,679
Product launch costs and commissions	-	-	185	185	87
Operating income used for operating margin measurement	$1,931	$1,406	$1,730	$3,661	$2,766
Revenue, GAAP basis	$4,820	$3,648	$4,398	$9,218	$7,358
Non-GAAP adjustments:
Distribution fees	(369)	(253)	(340)	(709)	(529)
Investment advisory fees	(154)	(176)	(165)	(319)	(345)
Revenue used for operating margin measurement	$4,297	$3,219	$3,893	$8,190	$6,484
Operating margin, GAAP basis	40.1%	38.5%	35.1%	37.7%	28.4%
Operating margin, as adjusted (1)	44.9%	43.7%	44.4%	44.7%	42.7%

See note (1) to the condensed consolidated statements of income and supplemental information on page 12 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF US GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), LESS NET INCOME (LOSS) ATTRIBUTABLE TO NCI, AS ADJUSTED
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(in millions), (unaudited)	2021	2020	2021	2021	2020
Nonoperating income (expense), GAAP basis	$270	$357	$46	$316	$286
Less: Net income (loss) attributable to NCI	169	188	74	243	9
Nonoperating income (expense), net of NCI	101	169	(28)	73	277
Less: Gain related to the Charitable Contribution	-	-	-	-	122
Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted (2)	$101	$169	$(28)	$73	$155

See note (2) to the condensed consolidated statements of income and supplemental information on page 12 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF US GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(in millions, except per share data), (unaudited)	2021	2020	2021	2021	2020
Net income attributable to BlackRock, Inc., GAAP basis	$1,378	$1,214	$1,199	$2,577	$2,020
Non-GAAP adjustments:
Charitable Contribution, net of tax	-	-	-	-	226
Income tax matters	171	-	-	171	-
Net income attributable to BlackRock, Inc., as adjusted (3)	$1,549	$1,214	$1,199	$2,748	$2,246
Diluted weighted-average common shares outstanding	154.4	154.7	154.3	154.4	155.6
Diluted earnings per common share, GAAP basis	$8.92	$7.85	$7.77	$16.69	$12.99
Diluted earnings per common share, as adjusted (3)	$10.03	$7.85	$7.77	$17.80	$14.44

See note (3) to the condensed consolidated statements of income and supplemental information on page 12 for more information on as adjusted items and the reconciliation to GAAP.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance.  Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time, and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance and to determine the long-term and annual compensation of the Company’s senior-level employees. Furthermore, this metric is used to evaluate the Company’s relative performance against industry peers, as it eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

•

Operating income, as adjusted, includes a non-GAAP expense adjustment. During the six months ended June 30, 2020, the Company contributed its remaining 20% stake in PennyMac Financial Services, Inc. (the “Charitable Contribution”). The Charitable Contribution expense of $589 million has been excluded from operating income, as adjusted, due to its nonrecurring nature.

•

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

•

Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the condensed consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted: Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to its results and provides comparability of this information among reporting periods.  Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure, for both management and investors, of BlackRock’s nonoperating results, which ultimately impact BlackRock’s book value. During the six months ended June 30, 2020, the noncash, nonoperating pre-tax gain of $122 million related to the Charitable Contribution has been excluded from nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, due to its nonrecurring nature.

(3) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See aforementioned discussion regarding operating income, as adjusted, operating margin, as adjusted, and nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, for information on the Charitable Contribution.

The six months ended June 30, 2020 included a discrete tax benefit of $241 million that was recognized in connection with the Charitable Contribution. The discrete tax benefit has been excluded from as adjusted results due to the nonrecurring nature of the Charitable Contribution. Amounts for income tax matters represent net noncash (benefits) expense primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill as a result of tax rate changes. These amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted divided by diluted weighted-average common shares outstanding.

(4) ACV: Management believes ACV is an effective metric for reviewing BlackRock’s technology services’ ongoing contribution to its operating results and provides comparability of this information among reporting periods while also providing a useful supplemental metric for both management and investors of BlackRock’s growth in technology services revenue over time, as it is linked to the net new business in technology services.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) a pandemic or health crisis, including the COVID-19 pandemic, and its continued impact on financial institutions, the global economy or capital markets, as well as BlackRock’s products, clients, vendors and employees, and BlackRock’s results of operations, the full extent of which may be unknown; (2) the introduction, withdrawal, success and timing of business initiatives and strategies; (3) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management (“AUM”); (4) the relative and absolute investment performance of BlackRock’s investment products; (5) BlackRock’s ability to develop new products and services that address client preferences; (6) the impact of increased competition; (7) the impact of future acquisitions or divestitures; (8) BlackRock’s ability to integrate acquired businesses successfully; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (12) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (13) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock; (14) changes in law and policy and uncertainty pending any such changes; (15) any failure to effectively manage conflicts of interest; (16) damage to BlackRock’s reputation; (17) terrorist activities, civil unrest, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (18) the ability to attract and retain highly talented professionals; (19) fluctuations in the carrying value of BlackRock’s economic investments; (20) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (21) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (22) the failure by a key vendor of BlackRock to fulfill its obligations to the Company; (23) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (24) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded funds platform; (25) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (26) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of June 30, 2021 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including US registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of May 31, 2021. The performance data does not include accounts terminated prior to June 30, 2021 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares® funds globally using an index strategy. AUM information is based on AUM available as of June 30, 2021 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.